SIGMA LABS, INC.

REGULATION S SUBSCRIPTION AGREEMENT AND

CONFIDENTIAL PURCHASER QUESTIONNAIRE

Sigma Labs, Inc.

100 Cienega Street, Suite C

Santa Fe, NM 8750

Gentlemen:

1. Securities. Subject to the terms and conditions of this subscription agreement (this “Subscription Agreement”), Rockville Asset Management Ltd., a Hong Kong company (the “Purchaser”), hereby subscribes for and agrees to purchase from the Company 43,750,000 shares (the "Shares") of Common Stock (the "Common Stock") of the Company, at an aggregate purchase price of $3,500,000 (the "Purchase Price"). In connection with the purchase and sale of the Shares, for no additional consideration, the Purchaser will receive a warrant (the "Warrant," and together with the Shares, the "Securities"), substantially in the form attached hereto as Exhibit A, to purchase up to 14,259,259 shares of Common Stock at an exercise price of $0.15 per share (the "Warrant Shares"), in accordance with the terms and conditions set forth in Section 5 hereof. The Securities are being purchased from the Company pursuant to Regulation S (“Regulation S”) promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein and not defined herein shall have the meanings given them in Regulation S.

2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to and covenants with the Company as follows:

(a)	Offshore Transaction.

(i)	The Purchaser is not a U.S. Person within the meaning of Regulation S or the Purchaser was not formed for the purpose of investing in securities which have not been registered under the Securities Act for the benefit of a U.S. person;

(ii)	At the time the buy order was originated, the Purchaser was outside the United States;

(iii)	To the Purchaser’s knowledge, no offer to sell or purchase the Securities was made in the United States;

(iv)	The Purchaser is purchasing the Securities for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person;

(v)	The Purchaser agrees that it will not hedge the Securities except in compliance with the Securities Act;

(vi)	All subsequent offers and sales of the Securities shall be made in compliance with Regulation S, and/or pursuant to registration of the Securities under the Securities Act or pursuant to an exemption from registration under the Securities Act;

(vii)	The Purchaser agrees that it will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person except in compliance with applicable securities laws;

(viii)	The Purchaser acknowledges that the Common Stock purchased (including shares of Common Stock issuable upon the exercise of the Warrant) will bear a legend in substantially the following form:

1

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(b) The Purchaser has reviewed the reports, forms or other information filed by the Company with the Securities and Exchange Commission under the Securities Act and the Securities Exchange Act of 1934 (the foregoing materials being collectively referred to herein as the “SEC Reports”), and the “Risk Factors” contained therein, including those described in the Company’s Annual Report on Form 10-K at http://www.sec.gov/Archives/edgar/data/788611/000114420413022123/v337273_10k.htm. The Purchaser has relied solely upon the review of the SEC Reports and investigations made by or on behalf of the Purchaser or its representative in evaluating the suitability of an investment in the Company. Purchaser recognizes that an investment in the Company involves a high degree of risk. Purchaser also has been advised that, due to the dates of the SEC Reports, the SEC Reports may not contain the latest information pertaining to the Company;

(c) The Purchaser has been advised of the risks set forth in the Risk Factors contained in the SEC Reports, including (i) the risks regarding the Company’s financial position; (ii) that it may not be possible to readily liquidate this investment; (iii) the Company is an early-stage company that has only generated limited revenues from its operations; and (iv) the Company may need to raise additional capital in order to operate and fund its proposed operations;

(d) The Purchaser’s overall commitment to high risk investments is not disproportionate to the Purchaser’s net worth; the Purchaser’s investment in the Company will not cause such overall commitment to become excessive; and the Purchaser can afford to bear the loss of its entire investment in the Company;

(e) The Purchaser has adequate means of providing for the Purchaser’s current needs and personal contingencies and has no need for liquidity in its investment in the Company;

(f) The Purchaser satisfies any special suitability or other applicable requirements of its state of residence and/or the state in which the transaction by which the Securities is purchased occurs;

(g) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company, or the Purchaser has employed the services of an independent investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Purchaser and to evaluate the merits and risks of such an investment on the Purchaser’s behalf;

(h) The execution, delivery and performance by the Purchaser of the Subscription Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound; and will not violate any provision of the charter documents, by-laws, indenture of trust, partnership agreement or similar documents, as applicable, of the Purchaser. The signatures on the Subscription Agreement are genuine; and the signatory has been duly authorized to execute the same; and the Subscription Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms;

2

(i) The Purchaser acknowledges that the Securities have not been recommended by any Federal or state securities commission or regulatory authority. In making an investment decision, investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom;

(j) The information contained in the Purchaser's Confidential Purchaser Questionnaire (the “Questionnaire”) attached hereto is complete, accurate and true in all respects; and

(k) The Purchaser acknowledges that the Company may engage one or more finders, placement agents or registered broker-dealers in connection with the private placement of the Securities subject to this Subscription Agreement and may pay a finder’s fee or placement commission to such finders, placement agents or registered broker-dealers.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to and covenants with the Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and it has full corporate power and authority to enter into this Subscription Agreement and to carry out the provisions hereof;

(b) The execution and delivery of this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company and such Agreement constitutes the valid and legally binding obligations of the Company, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights, by general principles of equity and by limitations on the availability of equitable remedies;

(c) Neither the execution and delivery of this Subscription Agreement by the Company, nor compliance by the Company with the provisions hereof, violates any provision of its Articles of Incorporation or By Laws, as amended, or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Company is a party or by which it or any of its properties is bound;

(d) No authorization, consent, approval, license or exemption of, and no registration, qualification, designation or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign is or was necessary to (i) the valid execution and delivery by the Company of this Subscription Agreement and all other instruments, documents and agreements contemplated hereby or (ii) the issuance of the Securities hereunder;

(e) There are no claims, actions, disputes, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of the properties or assets of the Company, by or before any court, administrative agency or other governmental authority or any arbitrator which could prevent performance or enforcement of the transactions contemplated hereby or have an adverse effect on the business, assets or condition of the Company;

(f) The Company (i) has authorized 750,000,000 shares of Common Stock, of which 559,266,061 shares are issued as of December 13, 2013, (ii) is authorized to issue 10,000,000 shares of preferred stock, of which no shares are outstanding, and (iii) the Company granted to a director 500,000 shares of Common Stock, subject to restrictions, pursuant to the Company's 2011 Equity Incentive Plan, on October 31, 2013 in connection with the appointment of such director to the Company's Board of Directors. Such shares will vest in accordance with the following schedule: (i) 300,000 vested immediately; (ii) 100,000 will vest on April 30, 2014; and (iii) 100,000 will vest on October 31, 2014.  Other than as described in the SEC Reports, there are no outstanding subscriptions, options, warrants or convertible securities obligating the Company to issue or sell any shares of the capital stock of the Company;

3

(g) The Shares and the Warrant have been duly authorized and, when issued upon payment thereof in accordance with this Subscription Agreement, will have been validly issued, fully paid and non- assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrant in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable; and

(h) B6 Sigma, Inc., a Delaware corporation, and Sumner & Lawrence Limited (dba Sumner Associates), a New Mexico corporation, are the Company's only subsidiaries, each of which is wholly- owned by the Company, has been duly incorporated, and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation.

4. Exemption.

(a) Purchase and Sale Under Regulation S. The Purchaser understands that the offer and sale of the Securities are not being registered under the Securities Act. The Company is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S as an exemption from registration for this transaction between the Company and the Purchaser.

(b) Restricted Securities. The Purchaser agrees that the Securities will be acquired from the Company in a transaction not involving any public offering and are deemed to be “restricted securities” as defined in SEC Rule 144(a)(3). The Purchaser further understands that “restricted securities” cannot be resold publicly within the United States except, pursuant to an effective registration statement or an exemption from such registration. The Purchaser acknowledges that SEC Rule 144 permits the public resale of “restricted securities” in reliance upon an exemption from registration under Section 4(1) of the Securities Act only if the conditions of Rule 144 are met. The Purchaser acknowledges that because the Company was previously a "shell" company as defined in Rule 144, the safe harbor provided by Rule 144 will only be available to the Purchaser at such times as the Company is current in all of its reporting obligations under the Securities Exchange Act of 1934, as amended. Although the Company is current in the filing of such reports as of the date hereof, the Purchaser acknowledges that the Company cannot assure the Purchaser that the Company will remain in compliance.

(c) Compliance With Securities Laws. The Purchaser understands and agrees that because the Securities are being acquired under Regulation S and are “restricted securities,” The Purchaser will be required to comply with both the provisions of Regulation S and Rule 144 in any resale of the Common Stock, absent registration of the Common Stock or an exemption therefrom.

5. Purchase, Sale, Exchange and Delivery of the Securities.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, the Shares in exchange for the payment to the Company by the Purchaser of the Purchase Price. In connection with the purchase and sale of the Shares, for no additional consideration, the Purchaser will receive the Warrant to purchase the Warrant Shares, as set forth below.

(b) Subject to the fulfillment of each of the conditions to closing set forth herein, the closing of the transactions described herein (the "Closing") shall take place on December 31, 2013 or such later date as may be specified by the parties, but in no event later than January 8, 2014 (i.e., five business days after December 31, 2013) (the "Closing Date"). On the Closing Date, the Purchaser shall acquire 43,750,000 Shares of Common Stock and the Warrant to purchase up to 14,259,259 Warrant Shares. The Company shall deliver to the Purchaser (i) a stock certificate representing the Shares promptly after the Closing Date, and (ii) the Warrant to purchase the Warrant Shares. On the Closing Date, the Purchaser shall deliver to the Company the Purchase Price (i.e., $3,500,000) by wire transfer of immediately available funds to an account as directed by the Company. The Warrant shall have a term of nine-months from the date of issuance and shall have an exercise price of $0.15 per share. The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

4

Payment by wire transfer should be sent referencing the subscriber’s name to:

Bank Name:	Wells Fargo Bank (Santa Fe Business Banking)
Address:	241 Washington Ave. Santa Fe, NM 87501
SWIFT Code:
Account Name:
Account Number:
Reference:	Rockville Asset Management Ltd

6. Certain Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

(a) Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used, in addition to funding working capital and other general corporate purposes of the Company, primarily by the Company in connection with (i) PrintRite3D; (ii) 3D scanner technology; (iii) high productivity 3D (Service Bureau); and (iv) activities related to the foregoing. The exact amount to allocate by the company to each of these areas is at the discretion of the company.

(b) Listing of Common Stock. The Company shall use its best efforts to list the Common Stock on the New York Stock Exchange, NASDAQ or any other securities exchange acceptable to the Purchaser within 24-months from the Closing, to the extent the Common Stock is qualified to be listed on such securities exchanges.

(c) Actions Requiring Purchaser Approval. The Company shall not take any of the following actions during the 12-months following the Closing without the written approval of the Purchaser, provided that the Purchaser has not sold in excess of 40% of the Shares during such period:

(i) Approve any amendment or modification to the Company's Articles of Incorporation, as amended;

(ii) Declare or pay any cash dividends on the Common Stock; and

(iii) Sell all or substantially all of the property and assets of the Company.

7. Conditions to Closing.

(a) The obligation of the Purchaser to consummate the Closing is subject to the following conditions unless waived in writing by the Purchaser:

(i) The Purchaser's Investment Committee or similar governing body shall have approved the purchase of the Securities by the Purchaser;

5

(ii) The Purchaser shall have completed its business, legal, financial and tax due diligence to the satisfaction of the Purchaser;

(iii) The representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iv) None of the issuance and sale of the Securities pursuant to this Subscription Agreement shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company; and

(v) The Company shall have delivered the Subscription Agreement to the Purchaser, duly executed on behalf of the Company.

(b) The obligation of the Company to consummate the Closing is subject to the following conditions unless waived in writing by the Company:

(i) The representations and warranties of the Purchaser contained in this Subscription Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Purchaser shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) The Purchaser shall have delivered the Subscription Agreement to the Company, duly executed on behalf of the Purchaser.

8. Indemnification.

(a) The Purchaser acknowledges that it understands the meaning and legal consequences of the representations, warranties and covenants in Section 2 hereof and in the Questionnaire, and that the Company has relied upon such representations, warranties and covenants, as applicable, and the Purchaser hereby agrees to indemnify and hold harmless the Company, its officers, directors, controlling persons, agents, advisors, representatives and employees, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including reasonable attorneys’ fees and expenses) or liabilities due to or arising out of a breach of any representation, warranty, covenant or acknowledgements made by the Purchaser herein.

(b) The Company acknowledges that it understands the meaning and legal consequences of the representations, warranties and covenants in Section 3 hereof, and that the Purchaser has relied upon such representations, warranties and covenants, as applicable, and the Company hereby agrees to indemnify and hold harmless the Purchaser, its officers, directors, controlling persons, agents, advisors, representatives and employees, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including reasonable attorneys’ fees and expenses) or liabilities due to or arising out of a breach of any representation, warranty, covenant or acknowledgements made by the Company herein.

All representations, warranties, covenants and acknowledgements contained in this Subscription Agreement and in the Questionnaire and the indemnification contained in this Section 8 shall survive the delivery of the Securities. If, in any respect, any representations and warranties shall not be true and accurate on or prior to the Closing Date, the relevant party shall immediately give written notice to the other party specifying which representations and warranties are not true and accurate and the reason therefor.

6

9. Purchaser Information. The Purchaser has furnished a completed and executed Questionnaire as part of the Subscription Agreement, the information in which is true and correct in all respects and which is hereby incorporated by reference herein.

10. Standstill. Unless approved in advance in writing by the Company's board of directors, the Purchaser agrees that neither the Purchaser nor any of the Purchaser's representatives acting on behalf of or in concert with the Purchaser or the Purchaser's affiliates will, for a period of two years after the Closing Date, directly or indirectly:

(a) make any statement or proposal to the Company's board of directors or the Company, any of the Company's representatives or any of the Company's other stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company's or any of the Company's subsidiaries, (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Company's or any of the Company's subsidiaries, (iii) any proposal to seek representation on the Company's board or otherwise seek to control or influence the management, board of directors or policies of the Company, (iv) any request or proposal to waive, terminate or amend the provisions of this Section 10 or (v) any proposal, arrangement or other statement that is inconsistent with the terms of this Section 10;

(b) instigate, encourage or assist any third party (including forming a "group" with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (a), above; or

(c) take any action which would reasonably be expected to require the Company or any of the Company's affiliates to make a public announcement regarding any of the actions set forth in clause (a), above.

11. Entire Agreement. This Subscription Agreement and the documents and instruments and other agreements between the parties as contemplated by or referred to herein constitute the entire agreement of the parties with respect to the subject matter of this Subscription Agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, it being understood that the Non-Disclosure Agreement previously signed by Greg Xie in favor of the Company shall continue in full force and effect, and shall apply in all respects to the Purchaser, who shall be bound by such agreement to the same extent as if the Purchaser was a party to such Non-Disclosure Agreement.

12. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned or any successor thereto.

13. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to the principles thereof relating to conflicts of law.

14. Counterparts. This Subscription Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission or e-mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

7

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the 26th day of December, 2013.

Rockville Asset Management Ltd.

By:	/s/ Guoqiang Xie
Name: Guoqiang Xie
Title: CEO & Director

Address for notice:	RM 6A, UNIT K, YIHONG XUAN, ZHUJIANG DI
JING, YIZHOU ROAD,
GUANGZHOU CITY, CHINA
ZIP CODE 510300

Accepted as of this 8 day of January, 2014
SIGMA LABS, INC.

By:	/s/ Mark Cola
Name: Mark Cola
Title: President and Chief Executive Officer

8